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                                                                   EXHIBIT 10.2

                            NONCOMPETITION AGREEMENT


This AGREEMENT is made and entered into as of August 8, 1997, by and between METROCALL, INC., a Delaware corporation (the "Company"), and David J. Vucina (the "Executive").

                              STATEMENT OF PURPOSE

         The Executive is President of ProNet Inc. ("ProNet"). The Executive will terminate his employment with ProNet as of the Effective Time ("Effective Time") of the Agreement and Plan of Merger of even date herewith ("Merger Agreement") by and between ProNet and the Company. The Executive will agree not to compete with the Company (which term as used herein will be deemed to include ProNet as a result of the merger) for the term described herein.

                                   AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Company and the Executive hereby agree as follows:

1. ACKNOWLEDGMENTS. The Executive acknowledges that ProNet's and the Company's business and services are highly specialized, that the identity and particular needs of their customers and suppliers are not generally known, that the documents and information regarding their customers, suppliers, services, methods of operation, sales, pricing, and costs are highly confidential and constitute trade secrets, and that ProNet's and the Company's products and services are marketed throughout the United States. The Executive further acknowledges that the services he has rendered to ProNet have been of a special and unusual character that have a unique value to ProNet, and that the Executive has had access to trade secrets and confidential information belonging to ProNet, the loss of which cannot adequately be compensated by damages in an action at law.

2. DATE AND NATURE OF TERMINATION. Pursuant to the Executive's Employment Agreement dated as of May 18, 1994 ("Employment Agreement") and the letter agreement of even date herewith ("Letter Agreement"), the Executive's employment with ProNet and its

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         subsidiaries shall be terminated as of the Effective Time (the
         "Termination Date"), and the Executive hereby tenders his resignation from all positions he now has with ProNet, including as an officer, director, or member of any advisory boards or committees, all such resignations to be effective as of the Termination Date. This Agreement is contingent on and subject to the Closing under the Merger Agreement, and neither party shall be bound by it, nor shall it have any force and effect, unless and until the Closing occurs.

3. PAYMENT FOR NONCOMPETITION. Subject to the Executive's full compliance with the terms of this Agreement, including the conditions set forth below, the Company shall pay to the Executive 78 bi-weekly payments of $4069.23 each, beginning on the first regularly scheduled pay day for the Company's senior executive personnel occurring after the, payable in accordance with the Company's payroll processing system. All amounts paid under this paragraph 3 shall be subject to and reduced by applicable federal and state withholding taxes, if any.

4. BENEFIT PLANS AND BENEFITS. Except as required by Section 4980B of the Internal Revenue Code ("COBRA") or the Letter Agreement, as of the Termination Date, the Executive shall not have the right to participate in or receive any benefit under any employee benefit plan of ProNet, the Company, or any of their affiliates, any fringe benefit plan of the Company or ProNet, or any other plan, policy, or arrangement of the Company or ProNet providing benefits or perquisites to employees of the Company or ProNet generally or individually.

5. NONCOMPETITION. From the Termination Date until the third anniversary of the Termination Date, the Executive will not, directly or indirectly:

         (a) serve as or be a consultant to or employee, officer, agent, director, or owner of more than five percent of another corporation, partnership, or other entity whose principal business is providing narrow band one-way or two-way paging services anywhere within the United States;

         (b) solicit for employment or endeavor in any way to entice away from employment with the Company or its affiliates, or in any way interfere with the relationship




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                 between the Company or its affiliates and any employee of the
                 Company or its affiliates; or

         (c) induce or attempt to induce any customer, supplier, licensee or business relation of the Company to cease doing business with the Company, or in any way interfere with the Company's relationship with any customer or business relation of the Company.

6. DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning ProNet or its affiliates that was acquired by or disclosed to the Executive during the course of his employment by ProNet or any of its affiliates or predecessors, including information relating to customers (including, without limitation, credit history, repayment history, financial information, and financial statements), costs and operations, financial data and plans, whether past, current or planned, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 6 shall not apply to information that is in the public domain or that was disclosed to the Executive by independent third parties who were not bound by an obligation of confidentiality. The Executive further agrees that, for twelve months from the Termination Date, he will not make any statement or disclosure or express any opinion or interpretation regarding ProNet or the Company or their financial condition or operations that is intended to be detrimental to the Company or any of its subsidiaries or affiliates.

7. REMEDIES. The Executive hereby acknowledges that the remedies at law for any breach of the covenants and obligations contained in this Agreement will be inadequate and that, in the event of a breach or a threatened breach of any of the provisions of this Agreement, the Company shall be entitled to preliminary restraining orders, injunctions, or such equitable remedies as may be appropriate, in addition to all other remedies available to the Company. In addition, the Executive agrees that a breach by him of any of the covenants and agreements contained herein shall be deemed a breach of all such covenants and agreements and shall entitle the Company, among other things, to cease payments under paragraph 3 hereof, provided, that the Company may not cease payments under this




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         paragraph 7 unless it has first given written notice to the Executive that the Company considers the Executive to be in breach, and the Executive shall not have cured such breach within 10 days after delivery of such notice, and, provided further, that any payments that the Company withholds pursuant to this paragraph 7 shall be deposited in escrow pending resolution of any dispute regarding whether the Executive has breached his covenants or obligations under this Agreement. In the event that the Company breaches its obligations under this Agreement, the Executive shall be released from his obligations hereunder, provided, that the Executive shall not be so released under this paragraph 7 unless he has first given written notice to the Company that the Executive considers the Company to be in breach, and the Company shall not have cured such breach within 10 days after delivery of such notice

         Should a court of competent jurisdiction determine that the character, duration, or geographical scope of any provision of this Agreement is unreasonable in light of the circumstances as they then exist, then the Company and the Executive intend and agree that the court shall construe this Agreement in such a manner as to impose only those restrictions on the conduct of the Executive that are reasonable in light of the circumstances as they then exist and as are necessary to assure the Company of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, then it is expressly understood and agreed by the Company and the Executive that those covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provision hereof.

8. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of Delaware, without giving effect to any conflicts of law provisions.

9. BINDING EFFECT. This Agreement shall bind and inure to the benefit of ProNet, the Company, its successors and assigns, and the Executive and his heirs and legal representatives. The Executive may not assign this Agreement and the rights hereunder, except that Executive may assign any payments to which he is entitled under paragraph 3.




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10.      VOLUNTARY AGREEMENT; REASONABLENESS.  The Executive hereby represents that he has carefully read and completely understands the provisions of this Agreement and that he has entered into this Agreement voluntarily. The Executive has carefully considered the provisions hereof and consulted with counsel of his own choosing, and, having done so, agrees that the restrictions set forth in paragraphs 5 and 6 hereof (including, but not limited to, the time periods of restriction in each such paragraphs and the geographical area of restriction set forth in paragraph 5 hereof) are fair and reasonable and are reasonably required for the protection of the interests of the Company.

11.      SEPARATE COVENANTS.    This Agreement shall be deemed to consist of a
         series of separate covenants.

12. LITIGATION ASSISTANCE. The Executive agrees to cooperate with and provide assistance to the Company and its legal counsel in connection with any litigation (including arbitration or administrative hearings) or investigation relating to the operation of ProNet's business prior to the Effective Time, in which, in the reasonable judgment of the Company's counsel, the Executive's assistance or cooperation is needed due to his personal involvement in or knowledge about the circumstances to which the litigation or investigation relates. The Executive shall, when the Company requests, provide testimony or other assistance and shall travel at the Company's request in order to fulfill this obligation. In connection with such litigation or investigation, the Company shall use its best efforts to accommodate the Executive's schedule, shall provide him with as much notice as possible in advance of the times during which his cooperation or assistance is needed (but in no event less than 10 days prior notice), and shall reimburse the Executive for any reasonable expenses incurred in connection with such matters. In no event whatsoever shall the Executive's obligations under this paragraph 12 require him to take any action that would adversely affect his ability to engage in any and all business activities in which the Executive may be involved or to spend more than 15 hours during any one month period performing such obligations.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and the Executive and supersedes all prior agreements relating to the subject matter hereof, and may be changed only by a writing signed by the parties hereto. Any and all prior representations, statements, and discussions regarding the subject matter of this Agreement




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         have been merged into and/or replaced by the terms of this Agreement.
         This Agreement does not affect the Executive's rights under his Employment Agreement and the Letter Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their authorized representatives, under seal and with the intent that this Agreement shall constitute a sealed instrument, as of the day and year first above written.

                                         METROCALL, INC.

Date:  ------------------------          By:  -----------------------------





Date:  ------------------------          By:  -----------------------------
                                              David J. Vucina




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